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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We have audited the financial statements of Investors Title Company and subsidiaries as of December 21, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and have issued our report thereon dated February 14, 2002. We consent to the incorporation by reference in Registration Statement No. 333-33903 of Investors Title Company on Form S-8 of our report dated February 14, 2002, incorporated by reference in this Annual Report on Form 10-K of Investors Title Company for the year ended December 31, 2001.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedules of Investors Title Company, listed in Item 14. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/  Deloitte & Touche LLP

Raleigh, North Carolina
February 14, 2002

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